Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 33-61266, 333-48085, 333-39344, 333-39344, 333-116481, 333-103012, and 333-125780) of PPT VISION, Inc. of our report dated December 12, 2005, included in this annual report on Form 10-KSB for the year ended October 31, 2005.

Minneapolis, Minnesota

January 25, 2006

Virchow, Krause & Company, LLP

Certified Public Accountants & Consultants • An Independent Member of Baker Tilly International